Senti Bio Reports Fourth Quarter and Full Year 2023 Financial Results and Reviews Recent Highlights

– IND for SENTI-202, a potential first-in-class logic-gated treatment for AML, cleared by the U.S. FDA; First patient dosing anticipated in the second quarter of 2024 –

– Cash and anticipated receivables from GeneFab transaction expected to fund operations into the first quarter of 2025 –

SOUTH SAN FRANCISCO, Calif., March 21, 2024 – Senti Biosciences, Inc. (Nasdaq: SNTI) (“Senti Bio” or the “Company”), a biotechnology company developing next-generation cell and gene therapies using its proprietary Gene Circuit platform, today reported financial results for the fourth quarter and full year ended December 31, 2023.

“In 2023, we achieved several critical milestones including clearing our first Investigational New Drug application (“IND”) for SENTI-202, entering into a strategic collaboration agreement with Celest Therapeutics for the clinical development of SENTI-301A to treat solid tumors in China, and establishing a manufacturing partnership with GeneFab that will support the manufacturing of our oncology programs,” said Timothy Lu, MD, PhD, Chief Executive Officer and Co-Founder of Senti Bio. “We also made strategic decisions to focus our resources on advancing SENTI-202 in the U.S. and SENTI-301A in China through our partnership with Celest, with the goal of bringing new treatments to patients.”

Dr. Lu continued, “We will continue to advance our pipeline programs to demonstrate the potential of Gene Circuits including the clinical-scale manufacturing of chimeric antigen receptor natural killer (“CAR-NK”) cells. Additionally, we are continuing our efforts to develop next-generation cell and gene therapies in areas outside of oncology through our collaborations with Spark Therapeutics and BlueRock Therapeutics.”

CORPORATE UPDATES

Prioritization of clinical programs: In January 2024, Senti Bio announced plans to streamline its business operations and prioritize the clinical development of SENTI-202, a potential first-in-class, off-the-shelf Logic Gated CAR-NK investigational cell therapy for the treatment of acute myeloid leukemia (“AML”). Additionally, the Company will continue to support the clinical development activities of SENTI-301A for the treatment of advanced glypican 3 (“GPC3”)-expressing hepatocellular carcinoma (“HCC”) in China through its partnership with Celest Therapeutics (Shanghai) Co. Ltd (“Celest”). Strategic steps included the scaling back of all other research and development initiatives while continuing to support ongoing partnerships with Spark Therapeutics and BlueRock Therapeutics. The Company expects that these resource allocation efforts, combined with other expected receivables, will extend its cash runway into the first quarter of 2025.

PIPELINE HIGHLIGHTS

SENTI-202 for AML: In December 2023, Senti Bio announced the IND application for SENTI-202 was cleared by the U.S. Food and Drug Administration (“FDA”). The Phase 1 clinical trial will focus on relapsed/refractory AML patients in the U.S. and Australia. The Company anticipates the following from the Phase 1 clinical trial:
•First patient dosed in the second quarter of 2024
•Initial efficacy data by year-end 2024
•Initial durability data in 2025

SENTI-301A for HCC: In November 2023, Senti Bio announced a strategic collaboration agreement with Celest, a China-based biotechnology company, for the clinical development of SENTI-301A to treat solid tumors in China. Celest plans to enroll patients initially through a pilot trial in mainland China and expects to dose the first patient in the second quarter of 2024. SENTI-301A is a calibrated release (cr) IL-15 multi-armed off-the-shelf CAR-NK cell therapy designed for the treatment of GPC3-expressing tumors, including HCC, the most common type of primary liver cancer.

Fourth Quarter and Full Year 2023 Financial Results

•Cash, Cash Equivalents and Short-term Investments: As of December 31, 2023, Senti Bio held cash, cash equivalents and short-term investments of $35.9 million. Cash, combined with the $18.9 million receivable from GeneFab, which is payable upon satisfaction of certain conditions are expected to fund operations into the first quarter of 2025.
•R&D Expenses: Research & development expenses were $9.1 million for the quarter ended December 31, 2023, compared to $7.0 million for the same period in 2022. Research and development expenses for the year ended December 31, 2023, were $32.2 million, compared to $28.1 million in 2022.
•G&A Expenses: General and administrative expenses were $9.3 million for the fourth quarter of 2023, compared to $9.8 million for the same period in 2022. General and administrative expenses for the year ended December 31, 2023, were $37.2 million, compared to $38.2 million in 2022.
•Net Loss: Net loss was $18.7 million, or $0.42 per basic and diluted share, for the quarter ended December 31, 2023. Net loss for the year ended December 31, 2023, was $71.1 million, or $1.60 per share, compared to a net loss of $58.2 million, or $2.23 per share, in 2022. Net loss for the year ended December 31, 2023 included a non-recurring $12.3 million gain from discontinued operations, as well as a non-recurring $25.7 million impairment for leasehold improvements, both related to the GeneFab transaction.

About Senti Bio Senti Biosciences is a biotechnology company developing a new generation of cell and gene therapies for patients living with incurable diseases. To achieve this, Senti Bio is leveraging a synthetic biology platform called Gene Circuits to create therapies with enhanced precision and control. These Gene Circuits are designed to precisely kill cancer cells, spare healthy cells, increase specificity to target cells and control the expression of drugs even after administration. The Company’s wholly-owned pipeline utilizes off-the-shelf chimeric antigen receptor natural killer (CAR-NK) cells, outfitted with Gene Circuits, to target challenging liquid and solid tumor indications. Senti Bio has also preclinically demonstrated the potential breadth Gene Circuits in other modalities, diseases outside of oncology, and continues to advance these capabilities through partnerships with Spark Therapeutics and BlueRock Therapeutics.

Forward-Looking Statements This press release and document contain certain statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally are identified by the words “believe,” “could,” “predict,” “continue,” “ongoing,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” “forecast,” “seek,” “target” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements are predictions, projections, and other statements about future events that are based on current expectations of Senti Bio’s management and assumptions, whether or not identified in this document, and, as a result, are subject to risks and uncertainties. Forward-looking statements include, but are not limited to, Senti Bio’s expected cash runway into the first quarter of 2025; its anticipated receivables under its agreements with GeneFab; expectations regarding its growth, strategy, progress and timing of its clinical trials, including the anticipated dosing of patients and availability of data, and the timing thereof; the ability to initiate new clinical programs; the extent, timing and financial aspects of the reduction in workforce; as well as statements about the potential attributes and benefits of Senti Bio’s platform technology and the continuation of its collaborations with Spark Therapeutics and BlueRock Therapeutics and other collaboration and strategic partners. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by any investor as, a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and will differ from assumptions. Many actual events and circumstances are beyond the control of Senti Bio. Many factors could cause actual future results to differ materially from the forward-looking statements in this document, including but not limited to: (i) changes in domestic and foreign business, market, financial, political and legal conditions, (ii) changes in the competitive and highly regulated industries in which Senti Bio operates, variations in operating performance across competitors, changes in laws and regulations affecting Senti Bio’s business, (iii) the ability to implement business plans, forecasts and other expectations, (iv) the risk of downturns and a changing regulatory landscape in Senti Bio’s highly competitive industry, (v) risks relating to the uncertainty of any projected financial information with respect to Senti Bio, (vi) risks related to uncertainty in the timing or results of Senti Bio’s clinical trial start up, clinical studies, patient enrollment, and GMP manufacturing startup activities, (vii) Senti Bio’s dependence on third parties in connection with clinical trial startup, clinical studies, and GMP manufacturing activities, (viii) risks related to delays and other impacts from macroeconomic and geopolitical events, increasing rates of inflation and rising interest rates on business operations, and (ix) the success of any future research and development efforts by Senti Bio. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of Senti Bio’s Quarterly Report on Form 10-Q, filed with the SEC on November 14, 2023, and other documents filed by Senti Bio from time to time with the SEC, and other documents filed by Senti Bio from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements in this document. There may be additional risks that Senti Bio does not presently know, or that Senti Bio currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements in this document. Forward-looking statements speak only as of the date they are made. Senti Bio anticipates that subsequent events and developments may cause Senti Bio’s assessments to change. Except as required by law, Senti Bio assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Availability of Other Information About Senti Biosciences, Inc. For more information, please visit the Senti Bio website at https://www.sentibio.com or follow Senti Bio on Twitter (@SentiBio) and LinkedIn (Senti Biosciences). Investors and others should note that we communicate with our investors and the public using our company website (www.sentibio.com), including, but not limited to, company disclosures, investor presentations and FAQs, Securities and Exchange Commission filings, press releases, public conference call transcripts and webcast transcripts, as well as on Twitter and LinkedIn. The information that we post on our website or on Twitter or LinkedIn could be deemed to be material information. As a result, we encourage investors, the media and others interested to review the information that we post there on a regular basis. The contents of our website or social media shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Senti Bio Contacts
Investors: investors@sentibio.com
Media: media@sentibio.com

Senti Biosciences, Inc.
Unaudited Selected Consolidated Balance Sheet Data
(in thousands)

	December 31,	December 31,
	2023	2022

Cash and cash equivalents	$35,926	$57,621
Short-term investments	—	40,942
GeneFab receivable – related party	17,592	—
GeneFab prepaid expenses – related party	14,787	—
Restricted cash	3,522	3,366
Property and equipment, net	25,338	51,361
Operating lease right-of-use assets	16,274	18,418
Total assets	119,484	180,792
Total liabilities	52,571	53,529
Total stockholders’ equity (deficit)	66,913	127,263

Senti Biosciences, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except share and per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2023	2022	2023	2022

Total revenue	$—	$59	$2,561	$4,286
Operating expenses:
Research and development	9,122	7,037	32,150	28,145
General and administrative	9,305	9,816	37,176	38,225
Impairment of long-lived assets	271	—	25,962	—
Total operating expenses	18,698	16,853	95,288	66,370
Loss from operations	(18,698)	(16,794)	(92,727)	(62,084)
Total other income (expense), net	10	1,806	9,321	12,419
Net loss from continuing operations	(18,688)	(14,988)	(83,406)	(49,665)
Net income (loss) from discontinued operations	(28)	(3,222)	12,348	(8,545)
Net loss	(18,716)	(18,210)	(71,058)	(58,210)
Other comprehensive gain (loss)	—	1	(1)	1
Comprehensive loss	$(18,716)	$(18,209)	$(71,059)	$(58,209)

Net loss per share from continuing operations, basic and diluted	$(0.42)	$(0.35)	$(1.88)	$(1.90)
Net income (loss) per share, from discontinued operations basic and diluted	—	(0.07)	0.28	(0.33)
Net loss per share, basic and diluted	$(0.42)	$(0.42)	$(1.60)	$(2.23)
Weighted-average shares outstanding, basic and diluted	44,658,522	43,823,607	44,372,223	26,110,785